UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2011

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2011, the Company held its Annual Meeting. A total of 15,458,107 shares of the Company’s common stock were entitled to vote as of April 18, 2011, the record date for the Annual Meeting, of which 11,298,795 were present in person or by proxy at the Annual Meeting.

Matters voted upon by the stockholders at the Annual Meeting were: (i) the election of three individuals to serve as Class II directors, each to serve for a term of three years or until his or her successor has been duly elected and qualified, and (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Set forth below is information concerning each matter submitted to a vote at the Annual Meeting.

Proposal No. 1

The stockholders elected the three nominees listed below as Class II directors for a term of three years expiring upon the 2014 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Russel D. Hays	9,225,017	485,226	1,588,552

George D. LeMaitre, M.D.	9,218,161	492,082	1,588,552

William N. Thorndike	8,914,689	795,554	1,588,552

Proposal No. 2

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

	Votes For	Votes Against	Abstain	Broker Non-Votes

Ratification of appointment of Ernst & Young LLP	10,574,961	11,124	712,710	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: June 16, 2011	By:	/s/ Aaron M. Grossman
		Name:	Aaron M. Grossman
		Title:	Vice President, General Counsel and Secretary